ARTICLES OF INCORPORATION
                                       OF
                        RED ROCK COLLECTION INCORPORATED

         1. NAME: The name of the Corporation shall be Red Rock Collection Incorporated.

         2. PURPOSE: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

         3. INITIAL BUSINESS: The Corporation initially intends to conduct the business of multi-level marketing. Such initial intention shall in no manner whatever limit the character of the business which the Corporation may ultimately conduct.

         4. AUTHORIZED CAPITAL: The authorized capital stock of this Corporation shall be (1) Ten Million (10,000,000) shares of common stock having no par value, and (2) Five Million (5,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share.

               4.1 PREFERRED STOCK: Of the shares of capital stock hereinbefore authorized, Five Million (5,000,000) shares having a par value of Ten Dollars ($10.00) per share shall constitute Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designation and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as are fixed by the Board of Directors from time to time. Authority is hereby expressly vested in and granted to the Board of Directors of this Corporation from time to time, subject to the provisions of this Paragraph, to adopt a resolution or resolutions dividing the shares of Preferred Stock into one or more series and, with respect to each such series, fixing the following:

                    (a) The number of shares to  constitute  such series and the distinctive designation thereof;

                    (b) The annual  dividend  rate on the shares of such  series and the date or dates from which dividends shall be accumulated as herein provided;

                    (c) The  times  when and the  price at which  shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions and the amount, if any, in addition to any accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed;

                    (d) The  amount,  if any,  in  addition  to any  accumulated dividends thereon which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of this Corporation, which amount may vary depending on whether such liquidation, dissolution or winding-up is voluntary or involuntary and, if voluntary, may vary at different dates;

                    (e) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of said fund or funds;

                    (f) whether or not the shares of such series shall be convertible into shares of stock of any other class or classes, or of and other series of Preferred Stock or series of other class of shares, and if so convertible, the price or prices, the rate or rates of conversion and the method, if any, of adjusting the same;

                    (g) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by this Corporation or any subsidiary of this Corporation, of the Common Stock or any other class or series of stock of this Corporation ranking on a parity with or junior to the shares of such series either as to dividends or upon liquidation;

                    (h)  The  conditions  or  restrictions,  if  any,  upon  the creation of indebtedness of this Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

                    (i) The regular and/or  special  voting  powers,  if any, of such series; and

                    (j) Such  other  preferences  and  relative,  participating, optional or other special rights, or qualifications, limitations or restrictions, as shall not be inconsistent with these Articles or applicable law.

The Board of Directors also have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares and further, the Board shall have authority to increase or decrease the number of shares of any series previously determined by it, provided, however, that the number of shares of any series shall not be decreased to a number less than that of the shares of that series then outstanding.

               4.2 NO PREEMPTIVE RIGHTS, STOCK OPTIONS AND RIGHTS: No stockholder of this Corporation shall have any preemptive or other similar right or option with respect to shares of capital stock proposed to be offered or issued by this Corporation. The Board of Directors shall have the authority to create and issue rights and options entitling the holders thereof to purchase from this Corporation shares of its capital stock. Any such rights or options need not be offered or issued generally to stockholders of this Corporation and may be offered or issued to such persons including directors, officers and/or employees of this Corporation and/or any affiliate) as the Board of Directors deems appropriate.

         5. STATUTORY AGENT: The name and address of the initial statutory agent of the corporation is Brown & Bain, P.A., 2901 North Central Avenue, P.O. Box 400, Phoenix, Arizona 85012.

         6. BOARD OF DIRECTORS: The initial Board of Directors shall consist of one (1) director. The person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                           Edward John Martori
                           c/o Brown & Bain, P.A.
                           2901 North Central Avenue
                           Phoenix, Arizona 85012

otherwise, the number of persons to serve on the Board of Directors shall be fixed by the Bylaws of the Corporation.

         7. INCORPORATORS: The names and addresses of the incorporators of the Corporation are:

         Mia Green                                   Susan Malone
         c/o Brown & Bain, P.A.                      c/o Brown & Bain, P.A.
         2901 North Central Avenue                   2901 North Central Avenue
         Phoenix, Arizona  85012                     Phoenix, Arizona  85012

         All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

         8. DISTRIBUTIONS FROM CAPITAL SURPLUS: The Board of Directors of the Corporation may, from time to time, distribute to its shareholders out of, or purchase its own shares from, the capital surplus of the Corporation.

         9. DIVIDENDS: The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in cash, in shares of any other class, or as otherwise determined by the Board of Directors.

         10. REPURCHASE OF SHARES: The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

         11. INDEMNIFICATION AND EXCULPATION OF OFFICERS AND DIRECTORS: The Corporation may indemnify and exculpate officers and directors to, the fullest extent permitted under Section 10-005 of the Arizona Revised Statutes or any successor statute.

         12. LIMITATION OF LIABILITY: The liability of directors to the Corporation or its shareholders for monetary damages for breach of fiduciary duty is eliminated and/or limited to the full extent permitted by Arizona law.

         IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 14th day of October, 1992.

                                                 /s/ Mia Green
                                                 -------------------------------
                                                 Mia Green



                                                 /s/ Susan Malone
                                                 -------------------------------
                                                 Susan Malone

                              ARTICLES OF AMENDMENT
                                       OF
                          THE ARTICLES OF INCORPORATION
                                       OF
                        RED ROCK COLLECTION INCORPORATED
                             AN ARIZONA CORPORATION

         1.  NAME.  The  name  of  the   Corporation  is  Red  Rock   Collection
Incorporated.

         2. AMENDMENTS. The Board of Directors and the Shareholders of the Corporation have amended the corporation's Articles of Incorporation by amending
Article 1 to state that the name of the Corporation shall be "Sedona Worldwide Incorporated."

         3. DATE OF ADOPTION.  The  Amendment  was adopted as of  September  18,
1997.

         4. DUE ADOPTION. The Amendment was duly adopted by act of the Corporation's Board of Directors and Shareholders.

         5. SHAREHOLDER ACTION. The Corporation has Seven Hundred Thousand (700,000) shares of common stock outstanding, and Seven Hundred Thousand (700,000) votes were entitled to be cast. Seven Hundred Thousand (700,000) votes were cast in favor of the Amendment and no votes were cast against the Amendment.

         Dated:  September 18, 1997.

                                        RED ROCK COLLECTION
                                        INCORPORATED an Arizona corporation



                                        By /s/ Joseph P. Martori
                                          --------------------------------------
                                          Joseph P. Martori, Chairman



                                        By: /s/ Stephanie D. Castronova
                                          --------------------------------------
                                          Stephanie Castronova, Secretary

                                STATE OF ARIZONA
                               STATEMENT OF CHANGE
                             OF STATUTORY AGENT, AND
                       APPOINTMENT OF NEW STATUTORY AGENT
                                       OF
                          SEDONA WORLDWIDE INCORPORATED
                             An Arizona corporation

         As authorized by Section 10-502 of the Arizona Revised Statutes, the undersigned, on behalf of Sedona Worldwide Incorporated, submits the following information:

         FIRST: Sedona Worldwide Incorporated is an Arizona corporation.

         SECOND: The name and address of the corporation's current statutory agent is:

                          Brown & Bain, P.A.
                          2901 North Central Avenue, Suite 2000
                          Phoenix, Arizona  85012

         THIRD: The statutory agent of the corporation has been changed. The name and address of the successor statutory agent is:

                           George C. Wallach
                           2111 East Highland Avenue, Suite 210
                           Phoenix, Arizona  85016

DATED:  November 17, 1997
      -----------------------

                                       SEDONA WORLDWIDE INCORPORATED



                                       By /s/ Joseph P. Martori
                                          --------------------------------------
                                          Joseph P. Martori, Chairman

                          ACCEPTANCE OF STATUTORY AGENT

         George C. Wallach, having been designated to act as Statutory Agent for Sedona Worldwide Incorporated, consents to act in that capacity until his removal or resignation in accordance with the Arizona Revised Statutes.



                                          /s/ George C. Wallach
                                          --------------------------------------
                                          George C. Wallach

                                 Address: 2111 East Highland Avenue, Suite 210
                                          Phoenix, Arizona  85016

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          SEDONA WORLDWIDE INCORPORATED

         Pursuant  to  the  provisions  of  Section  10-1006,   Arizona  Revised
Statutes, the undersigned corporation adopts these Articles of Amendment to the Articles of Incorporation:

         1. The name of the corporation is Sedona Worldwide Incorporated.

         2. The  corporation  adopts the following  amendment to its Articles of
Incorporation:

          The first sentence of Article 4 of the Articles of Incorporation of the Corporation, as amended, is hereby amended in its entirety as follows:

                    4. AUTHORIZED CAPITAL:  The authorized capital stock of this
               Corporation  shall be (1) Fifty  Million  (50,000,000)  shares of common stock having no par value, and (2) Five Million (5,000,,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share.

         3. The aforesaid amendment was adopted by the shareholders of the corporation on September 30, 1998, in the manner prescribed by the Arizona Revised Statutes.

         4. The number of shares of the corporation outstanding at the time of such adoption was 4,200,000 shares of Common Stock. All the issued and outstanding shares were voted for the amendment.

         DATED:  October 9, 1998
               ---------------------

                                          SEDONA WORLDWIDE INCORPORATED



                                       By /s/ Mia Green
                                          --------------------------------------
                                          Mia Green, President